UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2015

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2015, the Company held its annual meeting of stockholders.  The matters that were submitted to a vote of stockholders and the related results are as follows:*

1.	The following directors were elected to the following terms:

•	Charles E. Heath was elected to a three-year term that will expire in 2018 (23,026,573 votes for, 311,745 votes withheld, 17,213,987 broker non-votes and no abstentions),

•	David J. Schulte was elected to a three-year term that will expire in 2018 (23,063,557 votes for, 274,761 votes withheld, 17,213,987 broker non-votes and no abstentions),

2.	Ernst & Young LLP was ratified as the Company’s independent registered public accountants for its fiscal year ending December 31, 2015 (39,933,841 votes for, 433,349 votes against, 185,115 abstentions and no broker non-votes).

*	Total votes cast for each nominee or matter, as well as broker non-votes, may vary due to the rounding of fractional shares included in the totals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC

Dated: May 22, 2015	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary